Exhibit 21
                           Subsidiaries of the Company


        100%    Quest Diagnostics Incorporated  (MI)
        100%    Quest Holdings Incorporated (DE)
                51%     Quest Diagnostics of Missouri LLC (MO)
        100%    Quest Holdings Incorporated  (MI)
                100%    Quest Diagnostics Incorporated  (CA)
        100%    Quest Diagnostics LLC (IL)
        100%    Laboratory Holdings Incorporated (MA)
                100%    Quest Diagnostics Incorporated  (CT)
                100%    Quest Diagnostics Incorporated  (MA)
        100%    Quest Diagnostics of Pennsylvania Inc. (DE)
                100%    Quest Diagnostics Incorporated  (OH)
                100%    Medical Management Systems, Inc. (PA)
                        51%   Quest Diagnostics Venture LLC (PA)
                        53.5% Associated Clinical Laboratories  (PA)
                50%     Surgical Eye Enterprise L.P. (PA)
                50%     Surgical Eye Institute L.P.  (PA)
        100%    Quest MRL Inc. (DE)
        100%    DPD Holdings, Inc. (DE)
                100%    MetWest Inc. (DE)
                100%    Quest Diagnostics of Arizona Incorporated (DE)
                        49%   Sonora Quest Laboratories LLC (AZ)
        100%    Quest Holdings Incorporated  (MD)
                100%    Quest Diagnostics Incorporated  (MD)
                        100%  Diagnostic Reference Services Inc. (MD)
                        50%   Pathology Building Partnership (MD)
        100%    Nichols Institute Diagnostics (CA)
                100%    Nichols Institute Sales Corporation (U.S.V.I.)
        100%    Nichols Institute Diagnostics Limited (U. K.)
        100%    Nichols Institute Diagnostics Trading S.A. (Switzerland)
        100%    Nichols Institute Diagnostika GMBH (Germany)
                100%    Nichols Institute Diagnostika GMBH  (Austria)
        100%    Nichols Institute International Holding B.V. (Netherlands)
                100%    Nichols Institute Diagnostics B.V. (Netherlands)
                100%    Nichols Institute Diagnostics SARL (France)
        100%    Quest Diagnostics do Brasil Ltda. S.C. (Brazil)
        100%    Quest Diagnostics Investments Incorporated
        100%    Damon Investment Holdings, Inc. (DE)
        100%    Nomad-Massachusetts, Inc. (MA)
                100%    Corning Laboratories Clinicos, S.A. de C.V. (Mexico)
                100%    Analisis, S.A. (Mexico)
                100%    Laboratorios Clinicos de Mexico, S.A. de C.V. (Mexico)
                        100%    Servicios de Laboratorio, S.A. de C.V. (Mexico)
                100%    Laboratorios de Frontera Polanco, S.A. de C.V. (Mexico)
                100%    Laboratorio de Analisis Biomedicos, S.A. (Mexico)
        100%    New England Medical Laboratory Inc.
        100%    Stat Toxicology Service of Boston Inc.
        100%    MetPath Europe Limited  (U.K.)
        100%    Trans United Casualty and Indemnity Insurance Company  (Cayman
                Islands)